UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California

(Address of principal executive offices)

95138

(Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 19, 2018, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), and Renesas Electronics Corporation, a Japanese corporation (“Renesas”), received clearance from the State Administration for Market Regulation of the People’s Republic of China (“SAMR”) of the previously announced Agreement and Plan of Merger dated September 10, 2018, by and between IDT and Renesas, pursuant to which IDT will merge with and into Chapter Two Company, a Delaware Corporation and a wholly-owned subsidiary of Renesas, with IDT surviving as a wholly-owned subsidiary of Renesas (the “Merger”).

The two companies have now received regulatory antitrust approval for the deal from China, Germany, Hungary, and Korea. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition expired at 11:59 p.m., Eastern time, on October 22, 2018.

The Committee on Foreign Investment in the United States (CFIUS) review regarding national security concerns relating to the deal is underway and the initial 45-day review period will conclude by January 2, 2019. The review relating to International Traffic in Arms Regulation (ITAR) for the deal is underway and will conclude by January 6, 2019.

The transaction remains subject to customary closing conditions, all remaining regulatory approvals, and approval by IDT’s shareholders at the special meeting scheduled on January 15, 2019 PST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
	Name:	Brian C. White
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer)